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                                                                     EXHIBIT 4.3
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into as of March 2, 1998, by and among Whole Foods Market, Inc., a Texas corporation (the "Company"), BT Alex. Brown Incorporated and Morgan Stanley & Co., Incorporated (collectively, the "Initial Purchasers") pursuant to the Purchase Agreement dated as of February 25, 1998 (the "Purchase Agreement"), between the Company and the Initial Purchasers. In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

     The Company agrees with the Initial Purchasers, (i) for their benefit as Initial Purchasers and (ii) for the benefit of the holders from time to time of the Debentures (including the Initial Purchasers) and the holders from time to time of the Common Stock issued upon conversion of the Debentures (each of the foregoing a "Holder" and together the "Holders"), as follows:

     1. DEFINITIONS. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Affiliate: With respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person or (ii) any officer or director of such other Person. For purposes of this definition, the term "control" of a Person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms Acontrolling,@ Acontrolled by,@ and Aunder direct or indirect common control with@ have meanings correlative thereto.

          Amendment Effectiveness Target Date: See Section 2(b) hereof.

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close.

          Common Stock: The shares of common stock, no par value, of the Company and any other shares of common stock as may constitute "Common Stock" for purposes of the Indenture, in each case, as issuable or issued upon conversion of the Debentures.

          Damages Accrual Period:  See Section 2(e) hereof.
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          Damages Payment Date:  Each of the dates specified pursuant to Section
2.7 in the Indenture, whether or not Liquidated Damages are payable on such date.
          Debentures: The Zero Coupon Convertible Subordinated Debentures due 2018 of the Company being issued and sold pursuant to the Indenture and the Purchase Agreement.

          Effectiveness Period: The period commencing with the date hereof and ending on the earlier of the date that is two years after the latest date of initial issuance of the Debentures and the date that all Registrable Securities have ceased to be Registrable Securities.

          Effectiveness Target Date:  See Section 2(a) hereof.

          Event:  See Section 2(e) hereof.

          Event Date:  See Section 2(e) hereof.

          Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Filing Date:  See Section 2(a) hereof.

          Holder:  See the second paragraph of this Agreement.

          Indemnified Party:  See Section 5(c) hereof.

          Indemnifying Party:  See Section 5(c) hereof.

          Indenture: The Indenture, dated as of March 2, 1998, between the Company and Chase Bank of Texas, National Association, as trustee, pursuant to which the Debentures are being issued, as amended or supplemented from time to time in accordance with the terms thereof.

          Initial Purchasers:  See the first paragraph of this Agreement.

          Initial Shelf Registration:  See Section 2(a) hereof.

          Liquidated Damages:  See Section 2(e) hereof.

          Losses:  See Section 5(a) hereof.

          Majority of Registrable Securities: A majority of the then outstanding aggregate principal amount of Registrable Securities. For purposes of this calculation, Registrable Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such Registrable Securities were converted.

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          Managing Underwriters:  The investment banking firm or firms that shall manage or co-manage an Underwritten Offering that are reasonably acceptable to the Company.

          Notice and Questionnaire: A written notice delivered to the Company containing substantially the information called for by the Selling Securityholder Notice and Questionnaire attached as Annex B to the Offering Memorandum of the Company dated February 25, 1998 relating to the Debentures.

          Notice Holder: On any date, any Holder that has delivered a Notice and Questionnaire to the Company on or prior to such date.
          Person: Any natural person, corporation, partnership, limited liability partnership, limited liability company, trust or other legal entity.

          Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          Purchase Agreement:  See the first paragraph of this Agreement.

          Record Holder: (i) with respect to any Damages Payment Date relating to the Debentures, each Person who is a registered holder of such Debentures on the most recent record date under Section 2.7 of the Indenture on which such Damages Payment Date shall occur and (ii) with respect to any Damages Payment Date relating to the Common Stock, each Person who is a registered holder of such Common Stock 15 days prior to such Damages Payment Date.

          Registrable Securities: Each Debenture and each share of Common Stock into which the Debentures are convertible or converted upon original issuance thereof, and at all times subsequent thereto, and any Common Stock issued with respect thereto upon any stock dividend, split or similar event, until, in the case of any such Debenture or share of Common Stock, (i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is salable by the holder thereof pursuant to Rule 144(k) or (iii) it is sold to the public pursuant to Rule 144, and, as a result of an event or circumstance described in any of the foregoing clauses (i) through (iii), the legends with respect to transfer restrictions required under the Indenture (other than any such legends required solely as the consequences of the fact that the Registrable Securities are owned by, or were previously owned by, the Company or an Affiliate of the Company) are removed or removable in accordance with the terms of the Indenture.

          Registration Expenses:  See Section 4 hereof.

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

          Registration Statement: Any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

          Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

          SEC:  The Securities and Exchange Commission.

          Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          Selling Holder:  A Holder offering to sell Registrable Securities.

          Shelf Registration:  See Section 2(a) hereof.

          Special Counsel: Gibson, Dunn & Crutcher, LLP, or such other successor counsel as shall be specified by the Holders of a Majority of Registrable Securities and which is reasonable acceptable to the Company, the fees and expenses of which will be paid by the Company pursuant to Section 5 hereof.

          Subsequent Shelf Registration:  See Section 2(c) hereof.

          Suspension Period:  See Section 2(d).

          TIA:  The Trust Indenture Act of 1939, as amended.

          Trustee: The Trustee under the Indenture.

          Underwritten Registration or Underwritten Offering: A registration in which the Registrable Securities are sold by Holders thereof to an underwriter for reoffering to the public.

     2.   SHELF REGISTRATION.

          (a) The Company shall prepare and file or cause to be prepared and filed with the SEC, as soon as practicable but in any event on or prior to the date 90 days following the latest date of initial issuance of the Debentures (the "Filing Date"), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act (a "Shelf Registration") registering the resale from time to time by the Holders thereof of all of the Registrable Securities (the "Initial Shelf Registration"). The Initial Shelf Registration shall be on Form S-3 or another appropriate SEC Registration

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Statement form permitting registration of such Registrable Securities for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more Underwritten Offerings) and set forth in the Initial Shelf Registration. The Company shall use its best efforts to cause the Initial Shelf Registration to be declared effective under the Securities Act as soon as practicable but in any event on or prior to the date 180 days following the latest date of initial issuance of the Debentures (the "Effectiveness Target Date"), and shall use its reasonable efforts to keep the Initial Shelf Registration continuously effective under the Securities Act, subject to the provisions of Section 2(d), until the earlier of the expiration of the Effectiveness Period or the date a Subsequent Shelf Registration (as defined below) covering all of the Registrable Securities has been declared effective under the Securities Act. At the time the Initial Shelf Registration is declared effective, each Holder that became a Notice Holder three Business Days prior to such time of effectiveness shall be named as a selling securityholder in the Initial Shelf Registration. Subject to the right of the Company to have the Initial Shelf Registration not be effective, or not to be updated, amended or supplemented, for periods of time set forth in Section 2(d), the Company further agrees to use its best efforts to prevent the happening of any event that would cause the Initial Shelf Registration to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the Effectiveness Period. None of the Company's securityholders (other than the Holders of Registrable Securities) shall have the right to include any of the Company's securities in the Shelf Registration.

          (b) Each Holder of Registrable Securities agrees that if such Holder wishes to sell Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus, it will do so only in accordance with this Section 2(b). Each Holder of Registrable Securities wishing to sell Registrable Securities pursuant to a Shelf Registration and related Prospectus agrees to deliver a Notice and Questionnaire to the Company at least three Business Days prior to any intended distribution of Registrable Securities under the Shelf Registration Statement. From and after the date the Initial Shelf Registration Statement becomes effective, the Company shall, as promptly as is practicable after the date a Notice and Questionnaire is delivered, and in any event within five Business Days after such date, (i) if required by applicable law, file with the SEC a post-effective amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of the Registrable Securities in accordance with applicable law and, if the Company shall file a post-effective amendment to the Shelf Registration Statement, its best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable, but in any event by the date (the "Amendment Effectiveness Target Date") that is 45 days after the date such post-effective amendment is required by this clause to be filed; (ii) provide such Holder copies of any documents filed pursuant to Section 2(b)(i); and (iii) notify such Holder as promptly as practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 2(b)(i); provided, that if such Notice and Questionnaire

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is delivered during a Suspension Period, the Company shall so inform the Holder delivering such Notice and Questionnaire and shall take the actions set forth in clauses (i), (ii) and (iii) above upon expiration of the Suspension Period; provided, further, that if under applicable law the Company has more than one option as to the type or manner of making any such filing, it will make the required filing or filings in the manner or of a type reasonably expected to result in the earliest availability of the Prospectus for effecting resales of Registrable Securities. Notwithstanding anything contained herein to the contrary, the Company shall be under no obligation to name any Holder that is not a Notice Holder as a selling securityholder in any Registration Statement or related Prospectus; provide, however, that any Holder that becomes a Notice Holder pursuant to the provisions of Section 2(b) of this Agreement (whether or not such Holder was a Notice Holder at the time the Registration Statement was declared effective) shall be named as a selling securityholder in the Registration Statement or related Prospectus.

          (c) If the Initial Shelf Registration or any Subsequent Shelf Registration (as defined below) ceases to be effective for any reason as a result of the issuance of a stop order by the SEC at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective until the end of the Effectiveness Period.

          (d) In the event (A) of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the good faith-judgment of the Company, it is advisable to suspend the use of the Prospectus for a discrete period of time due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company with the advice of legal counsel, the Company shall deliver a certificate in writing, signed by an authorized executive officer of the Company, to the Special Counsel, the Initial Purchasers and the Managing Underwriters, if any, to the effect of the foregoing and thereafter the use of the Prospectus shall be suspended, and the Company, subject to the terms of this Section 2(d), shall thereafter subject to the limitations specified below, not be required to maintain the effectiveness or update the Shelf Registration. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as soon as practicable, in the case of suspension under Section 2(d)(A), and, in the case of a pending development or event referred to in Section 2(d)(B) hereof, as soon as, in the good faith-judgment of the Company, public disclosure of such material corporate development or similar material event would not have a material adverse effect on the Company. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 2(d) to suspend the use of the Prospectus (whether as a result of events referred to in Section 2(d)(A) hereof or as a result of the pending development or event referred to in Section 2(d)(B) hereof) more than one time in

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any three month period or three times in any twelve month period, and the periods in which the use of the Prospectus is suspended, without being subjected to Liquidated Damages, shall not exceed 60 days in any twelve month period or 30 days in any three-month period (each a "Suspension Period").

          (e) The parties hereto agree that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if (i) the Initial Shelf Registration has not been filed on or prior to the Filing Date, (ii) the Initial Shelf Registration, or amendment required pursuant to Section 2(b), has not been declared effective by the Effectiveness Target Date or Amendment Effectiveness Target Date, respectively, (iii) prior to the end of the Effectiveness Period, the SEC shall have issued a stop order suspending the effectiveness of the Shelf Registration or proceedings have been initiated with respect to the Shelf Registration under Section 8(d) or 8(e) of the Securities Act, (iv) the aggregate number of days in any one Suspension Period exceeds the period permitted pursuant to Section 2(d) hereof or (v) the number of Suspension Periods exceeds the number permitted pursuant to Section 2(d) hereof (each of the events of a type described in any of the foregoing clauses (i) through (v) are individually referred to herein as an "Event," and the Filing Date in the case of clause (i), the Effectiveness Target Date or Amendment Effectiveness Target Date, respectively in the case of clause (ii), the date on which the effectiveness of the Shelf Registration has been suspended or proceedings with respect to the Shelf Registration under Section 8(d) or 8(e) of the Securities Act have been commenced in the case of clause (iii), the date on which the duration of a Suspension Period exceeds the period permitted by Section 2(d) hereof in the case of clause (iv), and the date of the commencement of a Suspension Period that causes the limit on the number of Suspension Periods under Section 2(d) hereof to be exceeded in the case of clause (v), being referred to herein as an "Event Date").

     Notwithstanding the foregoing, the parties hereto agree that an Event shall be deemed not to have occurred to the extent the parties hereto mutually agree that the direct, proximate cause of said Event was the act or failure to act of one or more Holders, the Initial Purchasers or the Managing Underwriters. An Event shall commence on the Event Date and shall be deemed to continue until the date of the termination of such Event, which shall be the following dates with respect to the respective types of Events: the date the Initial Registration Statement is filed in the case of an Event of the type described in clause (i), the date the Initial Shelf Registration or amendment, respectively, is declared effective in the case of an Event of the described in clause (ii), the date that all stop orders suspending effectiveness of the Shelf Registration have been removed and the proceedings initiated with respect to the Shelf Registration under Section 8(d) or 8(e) of the Securities Act have terminated, as the case may be, in the case of Events of the types described in clause (iii), termination of the Suspension Period which caused the aggregate number of days in any one Suspension Period to exceed the number permitted by Section 2(d) to be exceeded in the case of Events of the types described in clause (iv), and termination of the Suspension Periods, the commencement of which caused the number of Suspension Periods permitted by Section 2(d) to be exceeded in the case of Events of the types described in clause (v).

     Accordingly, upon the occurrence of any Event and until such time as there are no Events which have occurred and are continuing (the "Damages Accrual Period"),

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commencing on the Event Date on which such Damages Accrual Period began, the
Company agrees to pay, as liquidated damages, and not as a penalty, an additional amount (the "Liquidated Damages"): (i) to each holder of Debentures that are Registrable Securities, accruing at a rate equal to one-half of one percent per annum (50 basis points) on the aggregate principal amount of Debentures that are Registrable Securities held by such Holder and (ii) to each holder of shares of Common Stock that are Registrable Securities, accruing at a rate equal to one-half of one percent per annum (50 basis points) calculated on an amount equal to the product of (x) the Issue Price (as defined in the Indenture) plus accrued Original Issued Discount divided by the then applicable Conversion Rate (as defined in the Indenture), times (y) the number of shares of Common Stock that are Registrable Securities held by such holder. Notwithstanding the foregoing, no Liquidated Damages shall accrue as to any Registrable Securities from and after the earlier of (x) the date such securities are no longer Registrable Securities, and (y) the expiration of the Effectiveness Period. The rate of accrual of the Liquidated Damages with respect to any period shall not exceed the rate provided for in this paragraph notwithstanding the occurrence of multiple concurrent Events.

     The Company shall pay the Liquidated Damages due on any Debentures or Common Stock by depositing with the Trustee under the Indenture, in trust, for the benefit of the holders of Debentures or Common Stock, as the case may be, entitled thereto, at least one Business Day prior to the applicable Damages Payment Date, sums sufficient to pay the Liquidated Damages accrued or accruing since the last preceding Damages Payment Date through such Damages Payment Date. The Liquidated Damages shall be paid by the Company to the Record Holders on each Damages Payment Date by wire transfer of immediately available funds to the account specified by them, or if no such accounts have been specified on or before the Damage Payment Date by mailing checks to their registered addresses as they appear in the Debenture register (as defined in the Indenture), in the case of the Debentures, and in the register of the Company for the Common Stock, in the case of the Common Stock, provided, however, that any Liquidated Damages accrued with respect to any Debenture or portion thereof called for redemption on a redemption date, or repurchased in connection with a Change in Control (as defined in the Indenture) on a repurchase date, or converted into Common Stock on a conversion date prior to the Damages Payment Date, shall, in any such event, be paid instead to the holder who submitted such Debenture or portion thereof for redemption, repurchase or conversion on the applicable redemption date, repurchase date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversion of a Debenture). If a holder of a Debenture submits a Debenture for conversion during the period between a record date for the payment of Liquidated Damages and the related Damages Payment Date, Liquidated Damages for the period from the conversion date through the next succeeding Damages Payment Date shall accrue and be payable to the holder of Common Stock received on conversion on the next succeeding Damages Payment Date, notwithstanding that such holder was not a Record Holder with respect to such Damages Payment Date. The Trustee shall be entitled, on behalf of the Holders of Debentures and Common Stock to seek any available remedy for the enforcement of this Agreement, including for the payment of such Liquidated Damages. Nothing shall preclude a Holder of Registrable Securities from pursuing or obtaining specific performance or other equitable relief with respect to this Agreement.

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     All of the Company's obligations set forth in this Section 2(e) which are outstanding with respect to any Registrable Securities at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such security have been satisfied in full (notwithstanding termination of the Agreement pursuant to Section 7(o)).

     The parties hereto agree that the Liquidated Damages provided for in this
Section 2(e) constitute a reasonable estimate of the damages that may be incurred by holders of Registrable Securities (other than the Initial Purchasers) by reason of the failure of the Shelf Registration to be filed or declared effective or available (absolutely or as a practical matter) for effecting resales of Registrable Securities, as the case may be, in accordance with the provisions hereof.

     3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations under Section 2 hereof, the Company shall effect such registrations to permit the sale of the Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method or methods of distribution thereof and shall include all required financial statements, and use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein; provided, that before filing, any such Registration Statement or Prospectus or any amendments or supplements thereto the Company shall furnish within a reasonable time period to each Selling Holder (if requested by such Selling Holder), the Initial Purchasers, the Special Counsel and the Managing Underwriters of such offering, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of each Selling Holder (if requested by such Selling Holder), the Initial Purchasers, the Special Counsel and such Managing Underwriters, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Holders of a Majority of Registrable Securities covered by such Registration Statement, the Initial Purchasers or the Special Counsel shall reasonably object in writing within five Business Days after the receipt thereof. In addition, the Company shall use its best efforts to reflect in each such document referenced in this paragraph so filed with the SEC such comments as the Initial Purchasers, Special Counsel and the Managing Underwriters, if any, may propose.

          (b) Subject to Section 2(d), prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 2(a); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented. The Company shall ensure that (i) any Shelf Registration and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto complies in all material respects with the Act and the rules and regulations thereunder, (ii) any Shelf Registration and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming part of any Shelf Registration, and any amendment or supplement to such Prospectus, does not include an untrue statement or a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (c) Notify the Holders, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, as promptly as practicable, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus, any Prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information,
(iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose,
(iv) of the receipt by the Company of any notification with respect to the suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose, (v) of the existence of any fact or occurrence of any event which makes any statement of a material fact in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which would require the making of any changes in the Registration Statement or Prospectus in order that the Registration Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of the Company's determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          (e) If requested by the Initial Purchasers, the Special Counsel or the Managing Underwriters, if any, or the Holders of a Majority of the Registrable Securities being sold, (i) promptly incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the Initial Purchasers, the Special Counsel, the Managing Underwriters, if any, or such Holders and the Company mutually agree should be included therein, and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters proposed to be incorporated in such Prospectus supplement or post-effective amendment; provided, that the Company, shall not be required to take any actions under this Section 3(e) that are not, in the opinion of counsel to the Company, in compliance with applicable law.

          (f) Promptly furnish to each Selling Holder (if requested by such Selling Holder in writing), the Special Counsel, the Initial Purchasers, and each Managing Underwriter, if any, without charge, at least one conformed copy of the Registration Statement or Statements and any amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested of the Company by such Selling Holder, Special Counsel, Initial Purchaser or Managing Underwriter, as the case may be).

          (g) Deliver to each Selling Holder, the Special Counsel, the Initial Purchasers and each Managing Underwriter, if any, in connection with any offering of Registrable Securities, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the Underwriters, if any, in connection with any offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the Selling Holders, the Managing Underwriters, if any, and the Special Counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Selling Holder or Managing Underwriter reasonably requests in writing, keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement, provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies in addition to the SEC or authorities within the United States as may be necessary to enable the Selling Holder or Holders thereof or the Managing Underwriters, if any, to consummate the disposition of such Registrable Securities.

          (j) During the Effectiveness Period (subject to the provisions of Section 2(d)), immediately upon the existence of any fact or the occurrence of any event as a result of which (i) a Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) a Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly prepare and file a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document (such as a Current Report on Form 8-K) that would be incorporated by reference into the Registration Statement so that the Registration Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and so that the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder; and in the case of a post-effective amendment to a Registration Statement, use its best efforts to cause it to become effective as soon as practicable.

          (k) Enter into such agreements (including, in the event of an Underwritten Offering, an underwriting agreement in form, scope and substance as is customary in Underwritten Offerings) and take all such other actions in connection therewith (including, in the event of an the Underwritten Offering, those reasonably requested by the Managing Underwriters, if any, or the Holders of a Majority of the Registrable Securities being sold) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into, and if the registration is an Underwritten Registration, (i) make such representations and warranties to the Holders of such Registrable Securities and the underwriters with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) use its reasonable efforts to obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any, Special Counsel and the Holders of a Majority of Registrable Securities being sold) addressed to each of the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Special Counsel and Managing Underwriters; (iii) use its reasonable efforts to obtain "cold comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or any business acquired or to be acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the Managing Underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with Underwritten Offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold, the Special Counsel and the Managing Underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement as and to the extent required thereunder.

          (1) Make available for inspection during normal business hours by a representative of the Holders of Registrable Securities being sold, any Managing Underwriter participating in any disposition of Registrable Securities, if any, and any attorney or accountant retained by such Selling Holders or underwriter, financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the appropriate executive officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, Managing Underwriter, attorney or accountant in connection with such disposition, in each case as is customary for similar "due diligence" examinations; provided, however, that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons and shall be used solely for the purposes of exercising rights under this Agreement, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of any Registration Statement or the use of any prospectus referred to in this Agreement), (iii) such information becomes generally available to the public other than as a result of disclosure or failure to safeguard by any such Person or (iv) such information becomes available to any such Person from a source other than the Company and such source is not bound by a confidentiality agreement.

          (m) Comply with all applicable rules and regulations of the SEC in all material respects and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any fiscal quarter (or 90 days after the end of any fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement.

          (n) Cooperate with the Selling Holders of Registrable Securities, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations as are permitted in the Indenture and registered in such names as the Holders may request.

          (o) Not later than the effectiveness date of any Registration Statement hereunder, provide a CUSIP number for the Registrable Securities registered under such Registration Statement, and provide the Trustee under the Indenture and the transfer agent for the Common Stock with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company.

          (p) Cause all shares of Common Stock covered by the Registration Statement to be listed on each securities exchange or quotation system on which the Company's Common Stock is then listed or quoted no later than the date the Registration Statement is declared effective.

          (q) Cooperate and assist in any filing required to be made with the National Association of Securities Dealers, Inc.

          (r) Cause the Indenture to be qualified under the TIA no later than the date the Registration Statement is declared effective, and, in connection therewith, cooperate with the Trustee and the Holders, the Initial Purchasers, the Special Counsel and the Managing Underwriters, if any, to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable such Indenture to be so qualified in a timely manner.

     Each Holder agrees, by acquisition of the Registrable Securities, that no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to a Registration Statement or to receive a Prospectus relating thereto, unless such Holder has furnished the Company with a Notice and Questionnaire as required pursuant to Section 2 hereof (including the information required to be included in such Notice and Questionnaire) and the information set forth in the next sentence. Each Notice Holder agrees promptly to furnish to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Notice Holder not misleading and any other information regarding such Notice Holder and the distribution of such Registrable Securities as the Company may from time to time reasonable request. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to or provided by such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to or provided by such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading.

     4. REGISTRATION EXPENSES. All fees and expenses incident to the Company's obligations under this Agreement shall be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses with respect to filings required to be made with the National Association of Securities Dealers, Inc.),
(ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the

Special Counsel, the Initial Purchasers, the Managing Underwriters or the holders of a Majority of Registrable Securities included in any Registration Statement), (iii) reasonable fees and disbursements of counsel for the Company and the Special Counsel in connection with the Shelf Registration (provided that the Company shall not be liable for the fees and expenses of more than one separate firm for all parties (other than the Company) participating in any transaction hereunder), (iv) fees and disbursements of all independent certified public accountants referred to in Section 3(k)(iii) hereof (including the expenses of any special audits and "cold comfort" letters required by or incident to such performance), (v) fees and expenses in connection with compliance with state securities or Blue Sky laws, (vi) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock and (vii) Securities Act liability insurance obtained by the Company in its sole discretion, but shall not include underwriting fees, discounts and commissions. In addition, the Company shall pay the fees and expenses incurred in connection with the listing or quotation of the securities to be registered on any securities exchange or quotation system on which similar securities issued by the Company are then listed and the fees and expenses of any Person, including special experts, retained by the Company.

     5.   INDEMNIFICATION.

          (a) Indemnification by the Company. The Company shall indemnify and hold harmless each Holder, the directors, officers, employees and agents of each such Holder and each Person, if any, who controls any such Holder (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange
Act) from and against all losses, liabilities, damages and expenses (including without limitation, any reasonable legal or other expenses incurred in connection with defending or investigating any such action or claim) (collectively, "Losses"), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, except insofar as such Losses arise out of or are based upon an untrue statement or omission or alleged omission from any of such documents in reliance upon and conformity with any information relating to any Holder furnished to the Company in writing by such Holder expressly for use therein provided, that the indemnification contained in this paragraph shall not inure to the benefit of any Holder of Registrable Securities (or to the benefit of any person controlling such Holder) on account of any such Losses arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder to the person assisting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission is corrected in any amendment or supplement to the Prospectus and (y) having been previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a Registrable Security to the person asserting the claim from which such Losses arise. The Company shall also indemnify each underwriter, their officers and directors, and each Person who controls such Person (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent and with the same limitations as provided above with respect to the indemnification of the Holders of Registrable Securities.

          (b) Indemnification by Holder of Registrable Securities. Each Holder, agrees severally and not jointly to indemnify and hold harmless the Company, its directors, its officers who sign a Registration Statement and each Person, if any, who controls the Company (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement or Prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made, to the extent, but only to the extent, that such untrue statement or omission is contained in any information relating to such Holder furnished in writing by such Holder to the Company expressly for use in such Registration Statement or Prospectus. In no event shall the liability of any Selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          (c) Conduct of Indemnification Proceedings. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing, but failure so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability hereunder to the extent it is not materially prejudiced as a result thereof. The Indemnifying Party, upon request of the Indemnified Party, shall retain counsel satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention to such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties under Section 5(a) or 5(b) hereof who are parties to such proceeding or proceedings, and that all such fees and expenses shall be reimbursed as they are incurred. Such separate form shall be designated in writing by, in the case of the Holders, the Holders of a Majority of Registrable Securities covered by the Registration Statement held by Holders that are Indemnified Parties pursuant to Section 5(a) and, in the case of Persons indemnified pursuant to Section 5(b), the Company. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Party agrees that it shall be liable for any settlements of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Party of the aforesaid request and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

          (d)  Contribution.  If the indemnification provided for in this
Section 5 is unavailable to an Indemnified Party under Section 5(a) or 5(b) hereof in respect of any Losses or is insufficient to hold such Indemnified Party harmless, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, (i) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Party or Indemnifying Parties on the one hand and the Indemnified Party or Indemnified Parties an the other hand or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party or Indemnified Parties on the one hand and of the Indemnified Party or Indemnifying Parties on the other hand in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial placement of the Debentures pursuant to the Purchase Agreement. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions received by them pursuant to the Purchase Agreement and benefits received by any other Holders shall be deemed to be equal to the value of receiving Debentures registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Registration Statement which resulted in such Losses. The relative fault of the Holders on the one hand and the Company on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Holders or by the Company and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this paragraph are several in proportion to the respective number of Registrable Securities they have sold pursuant to a Registration Statement, and not joint.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method or allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Losses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding this Section 5(d), an Indemnifying Party that is a Selling Holder of Registrable Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such Indemnifying Party and distributed to the public were offered to the public exceeds the amount of any damages which such Indemnifying Party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The indemnity, contribution and expense reimbursement obligations of the Company hereunder shall be in addition to any liability the Company may otherwise have hereunder, under the Purchase Agreement or otherwise.

     The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or the Company, its officers or directors or any Person controlling the Company and (iii) the sale of any Registrable Securities by any Holder.

     6.   INFORMATION REQUIREMENTS.

          (a) The Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act, and if at any time the Company is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Securities Act.

          The Company further covenants that it will cooperate with any Holder of Registrable Securities and take such further reasonable action as any Holder of Registrable Securities may reasonably request (including, without limitation, making such reasonable representations as any such Holder may reasonably request), all to the extent required from time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 144A under the Securities Act. Notwithstanding the foregoing, nothing in this Section 6 shall be deemed to require the Company to register any of its securities under any section of the Exchange Act.

          (b) The Company shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to the appropriate SEC Registration Statement form permitting registration of the Registrable Securities for resale by the Holders thereof in the manner or manners designated by them.

     7.   MISCELLANEOUS.

          (a) Remedies. In the event of a breach by the Company of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

          (b) No Conflicting Agreements. The Company has not entered into as of the date hereof, and shall not enter into on or after the date hereof, any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement. The Company represents and warrants that the rights granted to the Holders of Registrable Securities hereunder do not in any way conflict with the rights granted to the holders of the Company's securities under any other agreements.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Holders of a Majority of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Registrable Securities may be given by Holders of at least a majority of the Registrable Securities being so sold; provided, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

          (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing and shall be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier,
(iii) one business day after being deposited with a reputable next day courier, postage prepaid, or (iv) on the date indicated on the notice of receipt, if made by first-class mail, to the parties as follows:

               (x) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of Section 7(e):

               (y)  if to the Company, to:

                    Whole Foods Market, Inc.
                    601 North Lamar Boulevard, Suite 300
                    Austin, Texas  78703
                    Attention:  Chief Executive Officer
                    Telecopy No.:  (512) 477-1069

                    with a copy to:

                    Crouch & Hallett, LLP
                    717 N. Harwood Street, Suite 1400
                    Dallas, Texas  75201
                    Attention:  Bruce H. Hallett
                    Telecopy No.:  (214) 953-3154

                    and

               (z)  if to the Special Counsel to:

                    Gibson, Dunn & Crutcher, LLP
                    One Montgomery Street, Telesis Tower
                    San Francisco, California  94104
                    Attention:  William L. Hudson, Esq.
                    Telecopy No.:  (415) 986-5309

or to such other address as such Person may have furnished to the other Persons identified in this Section 7(d) in writing in accordance herewith.

     Copies of all notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in the Indenture.

          (e) Owner of Registrable Securities. The Company will maintain, or will cause its registrar and transfer agent to maintain, a register with respect to the Registrable Securities in which all transfers of Registrable Securities of which the Company has received notice will be recorded. The Company may deem and treat the Person in whose name Registrable Securities are registered in such register of the Company as the owner thereof for all purposes, including, without limitation, the giving of notices under this Agreement.

          (f) Approval of Holders. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) (other than the Initial Purchasers or subsequent holders of Registrable Securities if such subsequent holders are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

          (g) Successors and Assigns. Any Person who purchases any Registrable Securities from an Initial Purchaser shall be deemed, for purposes of this Agreement to be an assignee of such Initial Purchaser. The Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties and shall inure to the benefit of and be binding upon each holder of any Registrable Securities.

          (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          (k) Severability. If any term, provision, covenant or restriction of this Agreement is held to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect, and shall in no way be affected, impaired or invalidated thereby, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, illegal, void or unenforceable.

          (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. Except as provided in the Purchase Agreement and the Indenture, there are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the securities sold pursuant to the Purchase Agreement and the Indenture. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

          (m) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense,

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

the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (n) Further Assurances. Each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

          (o) Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Effectiveness Period, except for any liabilities or obligations under Sections 2(e), 4 or 5 hereof, each of which shall remain in effect in accordance with their terms.

          (p) Third Party Beneficiaries. The Company and the Initial Purchasers agree that each Holder shall be a third party beneficiary of this Agreement.

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

     IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

                                 WHOLE FOODS MARKET, INC.


                                 By:  /s/ Authorized Officer



Accepted as of the date first above written:

BT ALEX. BROWN INCORPORATED
MORGAN STANLEY & CO. INCORPORATED

By:  BT Alex. Brown Incorporated


By:  /s/ Authorized Officer
     --------------------------------------------

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